UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005

Commission File Number 0-51027

USA MOBILITY, INC. (Exact name of Registrant as specified in its Charter)

DELAWARE (State of incorporation)	16-1694797 (I.R.S. Employer Identification No.)

6677 Richmond Highway Alexandria, Virginia (Address of principal executive offices)	22306 (Zip Code)

(703) 660-6677
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On May 4, 2005, USA Mobility, Inc. appointed Shawn E. Endsley, Chief Accounting Officer and Corporate Controller.

     Mr. Endsley previously served as Corporate Controller of USA Mobility, Inc. from November 2004 to 2005 and Corporate Controller of Metrocall Holdings, Inc., a provider of paging and wireless messaging services, from June 2004 to November 2004. Mr. Endsley was a consultant with Resources Global Professionals from 2002 to May 2004, assisting in the restatement of financial results for a large telecommunications company. From 1999 to 2001, Mr. Endsley was a Vice-President of Global Telesystems, Inc., a telecommunications firm providing service to customers throughout Western and Eastern Europe. From 1989 to 1999, Mr. Endsley held various roles in Finance and Accounting for LCI International, Inc. and Qwest Communications International Inc.

     Mr. Endsley earned his Bachelor of Arts degree in Accounting from Ohio Northern University and his Masters of Business Administration degree from The Ohio State University. Mr. Endsley is a licensed certified public accountant in the Commonwealth of Virginia.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant ahs duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Mobility, Inc.
	By:	/s/ VINCENT D. KELLY

Date: May 9, 2005	Name: Title:	Vincent D. Kelly President and Chief Executive Officer